MANAGEMENT AGREEMENT


      This agreement is entered into this   th day of               , between
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                                     (Hereafter referred to as "the owner"
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or "the sponsor") and The Forsythe Group, Inc. (Hereafter referred to as "the agent"). This agreement relates to activities to be performed, responsibilities to be accepted and authority to be exercised with regard to the properties to be known as
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Located in :
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In consideration of the terms conditions and covenants hereinafter set forth, the Owner and the Agent mutually agree as follows:

SECTION 101 DEFINITIONS:

As used in this Agreement the terms below shall have the following definitions unless context otherwise requires:

101.1 "Project " shall mean the land, improvements, buildings, appurtenances and equipment thereon described in...
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          -------------------------------------------------------------------


101.2 "Gross Collections" shall mean all amounts actually collected by the Agent, as tenant rents, income from commercial space, community fees and other miscellaneous charges, but excluding
          (i) income derived from interest on investments, (ii) discounts and dividends on insurance, and (iii) security deposits.

101.3 "Lease" shall mean the approved agreement between the Owner and a Tenant under the terms of which said Tenant is entitled to enjoy possession of a dwelling unit.

101.4 "Rent" shall mean that monthly amount which a Tenant is obligated to pay the Owner pursuant to the terms of a Lease.

101.5 "Tenant" shall mean a person occupying a dwelling unit in the Development pursuant to a Lease.

101.6 "Lender" shall mean the financial institution holding the mortgage for the Project property.

SECTION 201 APPOINTMENT OF AGENT:

The Owner hereby appoints the Agent, and the Agent hereby accepts appointments, on the terms and conditions hereinafter provided, as exclusive management agent of the Project.

SECTION 301 LEFT BLANK ON PURPOSE

SECTION 401 CONFER WITH OWNER, LENDER

The Agent agrees to keep itself informed on the applicable lender policies and requirements, and, notwithstanding the authority given to the Agent in this agreement, to confer fully and freely with the Owner, and the lender in the performance of its duties hereunder.

SECTION 501 MEETING WITH OWNER AND THE AGENT

The Agent agrees to cause an officer of the Agent to attend meetings with the Owner at any time or times requested by the Owner.

SECTION 601 PERSONNEL OF THE AGENT:

601.1 Employees of Agent. The Agent shall hire the Director, who will be responsible and report directly to the Agent. Said Director will perform duties on-site and compensation will be considered an expense of the Project.

          The Agent shall hire in the Owner's name the Director and on-site personnel necessary for the full and efficient performance of the Agent's duties under this Agreement. Such employees shall be physically present on the Project site. No less that one responsible person(s) for each twenty tenants and/or required by licensing regulator shall be physically present at the Project at such times, and in any event, for not less than 24 hours per day, seven days per week. Compensation for the services of all on-site employees, including the Director, shall be included as operating expenses of the Project.

          The Agent shall develop a staffing plan which is sensitive to tenant occupancy and the level of service to be provided. The Agent will be responsible for developing and implementing orientation and training for all on-site employees.

601.2 Employment of Residents and Contractors. The Agent shall operate as an equal opportunity employer in conformity with all related laws and regulations. Employment practices will not discriminate based upon sex, race, color, sexual orientation, age, creed, religion, or national origin.

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SECTION 701.  SERVICES OF AGENT:

701.01 Services Prior to Resident Occupancy. Prior to occupancy of the Project, the Agent shall:

               (i) furnish the Owner revised estimates of maintenance and operating expenses accompanied by documentation including a staffing plan and where appropriate, bids, contracts or comparable for any and all items so requested by the Owner or lender;

              (ii) develop,  and establish such policies and procedures as are necessary to carry out the Agent's responsibilities under this Agreement for the effective and efficient operation of the Project. Such policies and procedures shall provide the guidelines for on-site staff in the day to day operation of the Project and shall include but not be limited to aspects of marketing (e.g., sales practices, mail list management, referral contact, affirmative fair housing practices), administration (e.g., tenant application and move-in, landlord-tenant relations, rental agreements, bookkeeping, tenant charges, etc.) personnel,(e.g., job descriptions, hiring, evaluation, discharge, benefits, etc.) tenant services (e.g., housekeeping, laundry, maintenance, food service, ancillary services, etc.), property management. (e.g., maintenance, preventive maintenance, general repairs, etc.);

             (iii) implement marketing plan.

              (iv) retain such marketing, maintenance and managerial personnel as are necessary for the preliminary marketing and sale of units;

               (v) provide training opportunities to marketing staff;

              (vi) establish a bookkeeping and accounting system in
                   accordance with requirements specified by the owner and sufficient to document operational income and expenses of the project covered by the management agreement;

             (vii) identify start-up inventory, equipment and supplies and secure such as approved by the Owner and additionally will develop a system for ordering and protecting inventory

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                   against loss and waste;

            (viii) provide a system for bookkeeping, including payroll, accounts payable, accounts receivable, general ledger, and petty cash, such system being designed to generate timely information regarding cash flow, as well as information necessary for owner's financial reports.


701.02 Structure and Warranties. the Agent shall obtain from the Owner a complete set of plans and specifications and copies of all guarantees and warranties pertinent to construction, fixtures and equipment. With the aid of this information and inspection by competent personnel, the Agent shall thoroughly familiarize itself with the character, location, construction, layout, plan and operation of the Project and especially of the electrical, heating, plumbing, air conditioning and ventilating systems, and all other mechanical equipment.

701.03 Inspection of Development. The Agent shall participate in the final inspection(s) of the Project to certify the readiness of the units for occupancy and shall (i) inform the Owner, the Architect, the Contractor and the lender and insurer of all defects in material and workmanship discovered within the construction warranty period; and (ii) monitor the action taken by the Contractor to correct the defects; and (iii) participate in any formal inspection held for the purpose of identifying construction defects.

701.04 Maintenance and Repairs. The Agent shall cause the general building interior and grounds of the Project to be maintained and repaired according to standards acceptable to the Owner, lender and insurer. The Agent shall coordinate with the Owner responsibility for maintaining in good working order, repairing and replacing the structural aspects of the building, appurtenances, capital equipment, and the electrical, heating, plumbing, air conditioning and ventilating systems, and all other mechanical equipment. The Agent shall report mechanical, structural, electrical, plumbing, heating, ventilating or air conditioning problems to the owner in a timely manner.

701.05 Preventive Maintenance. The Agent shall coordinate with the Owner to assure the timely accomplishment of preventive maintenance. The Agent shall cause the buildings, appurtenances, and equipment of the Project to be maintained and repaired according to

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           written procedures and schedules.  The Agent shall develop a preventive maintenance schedule including, but not limited to periodic inspections of the units; residency commencement and termination check lists; inventory control; common area maintenance; equipment monitoring; and monitoring of exterior maintenance and landscaping on a seasonal basis. The Agent will develop a schedule for routine painting and replacement as well as a budget item to fund redecorating as necessary.

701.06 Property Insurance. The Agent will cause to be placed in force, all forms of insurance needed to adequately protect the Owner and the Project, including, comprehensive general liability insurance, fire and extended coverage insurance, burglary, and theft insurance. The Agent shall promptly investigate and make a full written report to the Owner within five (5) days of receiving knowledge of any accident or claim for damage relating to the ownership, operation and maintenance of the Project, including any damage or destruction of the Project and the estimated cost of repair, and shall cooperate and make any and all reports required by any insurance company in connection therewith.

701.07 Employees of Owner. On the basis of wage rates previously approved by the Owner, the Agent shall investigate, hire, pay, supervise and discharge all administrative and general maintenance personnel.

           No less than one responsible person(s) shall be physically present at the Project not less than 24 hours per day seven days per week.

           All personnel shall in every instance be in the Owner's and not in the Agent's employ. Compensation for the services of all employees, as evidenced by certified payroll(s) shall be considered an operating expense of the Project.

701.08 Notice of Authority. In addition to its authority to manage the premises as specified herein, the Agent is authorized by the Owner to accept service of process and to receive and give receipt for notices and demands. A notice containing such information shall be posted in a conspicuous place on the premises.

701.09 Service Requests of Tenants. The Agent shall maintain businesslike relations with Residents whose service requests shall be received,

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           considered, and recorded on a systematic, written basis to show the action taken with respect to each such request. Complaints of a serious nature and all written complaints shall, after thorough investigation, be reported to the Owner with appropriate recommendations.

           The Agent shall make provisions for delivery of services calls from Tenants on a 24-hour basis.

701.10 Inspection of Units. As part of the continuing program to secure full performance by the Residents of all obligations and maintenance for which they are responsible, the Agent shall make an annual inspection of all dwelling units and report its findings in writing to the Owner.

701.11 Review of 0perations. The Agent shall permit the lender and insurer to conduct on-site evaluations of the performance of any or all management services which the Agent has agreed to provide as required by this Agreement and the Management Plan. An authorized representative of the Agent shall be available during on-site evaluations. The Agent shall correct any deficiencies noted in these evaluations within 30 days of the receipt of the report from the lender.

701.12 Collections and Delinquencies. The Agent shall collect and deposit in the account established pursuant to Section 1001 hereof all rents and other charges due from Tenants and all rents or other payments due the Owner from lessees of other nondwelling areas of the Project. The Agent agrees, and the Owner hereby authorizes the Agent, to request, demand, collect, receive, and give receipts for any and all charges or rents which may at any time be or become payable to the owner. Rents and other charges shall not be accepted in cash by the Agent. The Agent agrees to take such action, including legal action, with respect to delinquencies in payments due the Owner with an itemized list of all Tenants with delinquent accounts as of the tenth (1Oth) day of each month on or before the fifteenth (15th) day of same month.

701.13 Payments and Expenses. From the funds collected and deposited in the account established pursuant to Section 1001 hereof, the Agent shall coordinate with the Owner and cause to be disbursed regularly and punctually the following:

               (i) all of the real estate tax and insurance

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                   premium escrow payments required of the Owner, which
                   payments shall be deemed to be part of the operating expenses of the Project;

              (ii) all of the principal and interest required to be paid to the lender;

             (iii) all remaining operating expenses of the Project including administrative, operational, franchise fees, maintenance and utility expenses and vendor payables;

              (iv) the fees of The Forsythe Group evolving from the Management
                   Agreement including the fees of the Agent as provided in
                   Section 1201.

                   With the exception of payments provided in this section and payments for utilities services, the Agent shall make no disbursements in excess of $15,000 unless specifically authorized by the Owner, provided that emergency repairs, involving manifest danger to life and property, or immediately necessary for the preservation and safety of the Project, or for the safety of the Tenants, or required to avoid the suspension of any necessary services to the Project, may be made by the Agent without regard to the cost limitation imposed by this Section with the understanding that the Agent will, if at all possible, confer immediately with the Owner regarding every such expenditure. The Agent shall not incur liabilities to the Owner (direct or contingent) which, in the aggregate, will exceed at any time $15,000 or which require payment more than one year from the creation thereof, unless specifically authorized by the Owner.

701.14 Governmental Orders. The Agent shall take such action as may be necessary to comply promptly with any and all orders or requirements affecting the Project placed thereon by any federal, state, county or municipal authority or other similar bodies. The Agent shall not take any action under this Section unless the Owner so directs and shall not take action so long as the Owner is contesting or had affirmed its intention to contest any such order or requirement and promptly institutes proceedings contesting any such order or requirement. The Agent shall promptly, and in no event later than 48 hours from the time of their

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          receipt, notify the Owner in writing of all such orders and notices of requirements.

701.15 Utility Service and Purchases. Subject to the approval of the Owner, the Agent shall make contracts for garbage and trash removal, snow removal, and other necessary contracted maintenance services. The Agent shall secure such equipment, tools, appliances, materials and supplies as are necessary to maintain and repair the Project properly. Payment for costs associated with these said activities and purchases will be included in the Project operating budget.
          The Agent shall act at all times in the best interest of the Owner and shall be under duty to secure for and credit to the Owner any discounts, commissions or rebates obtainable as a result of the purchase.

701.16    Records and Reports.

               (i) The Agent shall establish and maintain a comprehensive system of records, books and accounts in a manner satisfactory to the Owner. All records, books and accounts will be subject to examination at reasonable hours by any authorized representative of the Owner, lender or insurer.

              (ii) With respect to each fiscal year ending during the term of this Agreement, the Agent shall cooperate with the Owner to have an annual financial report prepared by an independent Certified Public Accountant, Non-audited, based upon the preparer's examination of the books and records of the Owner and the Agent. Compensation for the preparer's services will be considered an operating expense of the Project.

             (iii) The Agent will prepare a semi-annual income statement which compares actual and budgeted income and expenses for the six
                   (6) month period and for the "year to date", and will submit each statement to the Owner within fifteen (15) days after the end of each six (6) month period ending June and December.

              (vi) The Agent will furnish such information (including
                   occupancy reports) as may be requested by the Owner or the lender from time to time with respect to the financial, physical or operational condition of the

                   Project.


               (v) By the fifteenth (15th) day of each month, the Agent will furnish the Owner with an itemized list of all rent delinquencies as of the tenth (1Oth) day of the same month.

              (vi) By the fifteenth (15th) day of each month, the Agent will furnish the Owner with a statement of receipts and disbursements during the previous month, and with a schedule af accounts receivable and payable, and reconciled bank statements for the Account as of the end of the previous month.

             (vii) The Agent shall cooperate with the Owner to, execute and file all forms, reports and returns required by law in connection with the employment of personnel, including unemployment insurance, worker's compensation insurance, disability benefits, social security and other similar insurance, benefits and taxes now in effect or hereafter imposed.

701.17 Operating Budget. At least sixty (60) days before the beginning of each new fiscal year for the Project, the Agent shall prepare and submit to the Owner budget, setting forth an itemized statement of the anticipated receipts and disbursements for the Project.

701.18 Marketing Duties. The Agent shall immediately assume responsibility for all functions and services as described in the marketing plan submitted. Such responsibilities shall include but not be limited to:

              (i) development of and due diligence of rent-up occupancy goals;

             (ii) development of a month-by-month marketing plan;

            (iii) development of a budget for all labor and materials;

             (iv) development of marketing policies and procedures;

              (v) concept development and production coordination for
                  collateral materials as well as print and broadcast advertisement;

             (vi) hiring, training and supervision of employed staff and contract labor;

            (vii) informing the Owner of problems requiring adjustment to the marketing plan or goals;

           (viii) maintenance of marketing effort to stabilize occupancy once the Project is full.

                  Marketing activities shall be coordinated with on-going operations once the Project is operational. Activities shall reflect a broad based effort including community networking, media use, and print pieces.

701.19    Compliance of Tenants.


              (i) The Agent shall at all times during the term of this
                  Agreement operate and maintain the Project according to the highest standards achievable. The Agent shall secure full compliance by the Tenants with the terms and conditions of their respective leases, rules and regulations.

             (ii) Voluntary compliance shall be emphasized, and the Agent shall counsel tenants and make referrals to social service agencies in cases of financial hardship or under other circumstances deemed appropriated by the Agent, so that involuntary terminations of tenancy may be avoided to the maximum extent consistent with sound management of the Project. The Agent will not, however, tolerate willful evasion of payment of rent.

            (iii) The Agent may lawfully terminate any tenancy when, in the
                  Agent's judgement, sufficient cause occurs under the terms
                  of the Tenants's Lease.   Statements explaining evictions
                  shall be filed promptly with the Owner.

             (iv) The Agent is authorized to consult with legal counsel designated by the Owner to bring actions for eviction and to execute notices to vacate and to commence appropriate judicial proceedings; provided, however, that the Agent shall keep the Owner informed of such actions and shall follow such instructions as the Owner has prescribed. Subject to the owner's approval, costs incurred in connection with such actions shall be considered as operating expenses.

              (v) Tenant applications will be reviewed by the Director who will make the decisions on acceptance, rejection, and relocation to another facility based upon tenant's physical and emotional condition. Agent will carry out their directions and judgements.

701.2 Qualification of Tenants. The Agent shall require prospective private pay tenants to complete a confidential financial statement. As a condition of tenancy, the Agent shall make use of this and other available information to determine that the prospective tenant has sufficient income and assets to pay the monthly fees associated with tenancy.

701.21 Services to Tenants. The Agent shall be responsible for the effective and efficient provision of tenant services, including the maintenance of safe and clean common areas and grounds; weekly housekeeping and laundry service; periodic window washing, carpet and drapery cleaning; provision of three meals per day, seven days per week; maintenance of twenty-four hour per day security and emergency call system; scheduled transportation; recreational facilities and activities; centrally located mail distribution;
          and other contracted services and specified in the Tenant's negotiated service plan.

          The Agent shall insure that systems to delivery all tenant services are in place, staff hired and trained prior to Project opening.

          Recognizing the contribution that quality makes to the successful long term marketing of the Project, the Agent shall provide services of consistently high quality, acceptable to the Tenants and the Owner.

SECTION 801 OTHER ACTS:


The Agent shall perform such other acts and deeds requested by the Owner as are reasonable, necessary and proper in the discharge of the Agent's duties under this Agreement.


SECTION 901 LIABILITY OF AGENT

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Everything done by the Agent under the provision of this agreement shall be done as agent of the Owner, and all obligations or expenses incurred thereunder shall be for the account of and on behalf of the Owner. The Agent shall not be obliged to make any advance to, or the account of, the Owner or to pay any sum, except out of the funds held or provided as aforesaid, nor shall the Agent be obliged to incur any liability or obligation for the account of the Owner without assurance that the necessary funds for the discharge thereof will be provided.

SECTION 1001.1  BANK ACCOUNTS:

1001.1 Operating Receipt and Expenses Account. The Agent shall establish and maintain, in an account, and which is approved by the owner, a separate account as Agent of the Owner for the deposit of the monies of the Owner, with authority to draw thereon for any payments to be made by the Agent to discharge any liabilities or obligations of the owner incurred in accordance with this Agreement. This account shall be carried in the name of and designated of record as
                    --------------------------------------
               L.L.C. Operating Receipts and Expense Account". The Agent shall also establish such other special accounts as may be required by the Owner or the lender. Any and all interest which may accrue on deposits contained in any accounts established in accordance with this paragraph shall be used by the Agent to discharge any liabilities or obligations of the Owner in the same manner as the Agent uses other monies of the Owner.

1001.2 Community Fee and Security Deposit Account. The Agent shall collect, deposit and disburse Tenants' community fee and security deposits in accordance with the terms of the respective Leases. Tenants' community fee and security deposit shall be deposited by the agent in an interest-bearing account, with a bank or other financial institution whose deposits are insured by the FDIC. This account shall be carried in the name and be designated of record as
                    --------------------------------------------------
          Security Deposit Account."

SECTION 1101   STAFF FACILITIES AT PROJECT SITE:

The Owner shall furnish the Director and support staff with suitable office space and office furniture on the site of the project and with electricity, heat, water and janitorial service therein. For all operational staff the Owner shall provide office accommodations as necessary to perform their assigned functions, as well as safe storage for appropriate personal belongings and staff dining space furnished with tables and chairs which allow staff to eat or take breaks in reasonable comfort.


SECTION 1201 COMPENSATION OF AGENT:

The compensation which the agent shall be entitled to receive for all Project management services performed under this agreement shall be $1,500 per month or 7% of the gross collections of the Project which ever is greater. This fee shall be computed and paid monthly based upon Gross collections for the preceding month. Expenses not agreed to be charged to the project and all of the Agent's overhead expenses will be borne by the Agent out of its own funds and will not be treated as an operating expense of the Project.

The Agent shall receive compensation for preliminary management and marketing services at $1,500 per Month prior to the opening date or as specified in the plan.

SECTION 1301 NONDISCRIMINATION:

In the performance of its obligations under this Agreement, the Agent will comply with the provisions of any federal, state, or local law prohibiting discrimination in housing on the grounds of race, color, sex, religion, or national origin as stated in POLICIES & PROCEDURES. This Agreement may be terminated or suspended, in whole or in part, by the Owner upon the basis of a finding by the Owner that the Agent has not complied with nondiscrimination provisions.

SECTION 1401 EXPIRATION AND TERMINATION


1401.1 Expiration. Unless sooner terminated pursuant to Section 1401.2, 1401.3, 1401.4, 1401.5 or 1401.6 of this Agreement, the Agreement shall be in effect from the date of execution hereof until January 1, 2010. This Agreement shall be renewable with the mutual consent of the Owner and the Agent.


1401.2 Termination by Mutual Consent: This Agreement may be terminated by the mutual written consent of the Owner and Agent only. Owner and Agent shall submit their written request to terminate this Agreement to the lender at least sixty (60) days prior to the date specified for termination.

1401.3 Termination by Owner for Cause: In the event that the Agent shall fail to perform any of its duties hereunder or comply with any of the provisions hereof, the Owner shall notify the Agent, the lender and the insurer of the Owners intent to terminate this Agreement by delivering to the Agent written notice to remedy such default. If such default is not remedied within thirty (30) days, from the date of notice to the Agent, the Owner may, with prior written consent from the lender and the insurer, terminate this Agreement immediately.

1401.4 Termination Because of Bankruptcy: In the event that the Owner or the Agent shall become insolvent, however defined; shall be dissolved; shall commit an act of bankruptcy under the United States Bankruptcy Act (as now or hereafter amended); shall file or have filed against it, voluntarily or involuntarily, a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the United States Bankruptcy Act (as now or hereafter amended); shall make an assignment of the benefit of creditors; shall procure, permit or suffer, voluntarily or involuntarily, the appointment of a receiver or trustee to take charge of any of the mortgaged property or any other propertied owned by the Owner or the Agent, voluntarily or involuntarily, any act, process or proceeding under any insolvency law or the statute or law providing for the modification or adjustment of the rights of creditors, either party hereto may immediately terminate this Agreement without notice to the other party.

1401.5 Accounting Upon Termination. Within ten (10) days after the termination of this Agreement, the Owner and Agent shall account to each other with respect to all matters outstanding as of the date of termination. The Owner shall furnish the Agent security against any outstanding obligations or liabilities which the Agent shall turn over to the Owner all records, documents or other instruments, waiting lists and any and all other files and papers in its possession pertaining to the Agent's performance under this Agreement,

SECTION 1501 ASSIGNMENTS:

This Agreement shall inure to the benefit of any constitute a binding obligation upon the Owner and the Agent, and their respective successors and assigns, provided that the Agent cannot assign this Agreement or any of its duties hereunder without the prior written consent of the Owner and the lender.


SECTION 1601 AMENDMENT:

This Agreement constitutes the entire agreement between the owner and the Agent, and no amendment or modification thereto shall be valid and enforceable except by supplemental agreement is executed in writing and approved by the Owner, the Agent, the lender and insurer.

SECTION 1701 EXECUTION OF COUNTERPARTS:

For the convenience of the parties, this agreement has been executed in counterpart copies, which are in all respects similar and each of which shall be deemed to be complete in itself so that any one may be introduced in evidence or used for any other purpose without the production of the other counterparts.

SECTION 1801 MISCELLANEOUS:

Wherever used in this Agreement, the singular number shall include the plural, and the plural shall include the singular; and the use of any gender shall apply to all genders. The captions and the headings of the sections of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

SECTION 1901 WAIVER

No waiver of a breach of any of the agreements or provisions contained in this Agreement shall be construed to be a waiver of any subsequent breach of the same or of any other provisions of this Agreement.

SECTION 2001 SEVERABILITY:

If any clauses, sentence, section, paragraph, provision or part of this Agreement is judged to be invalid or unenforceable, such adjudication shall not affect or invalidate the remainder of this Agreement, it being understood and agreed that such invalid or unenforceable clause, sentence, paragraph, provision or part is and shall be severable from the remainder of this Agreement.

2101 NOTICE:

Whenever any notice is required to be given herein, Notice shall be deemed to have been given when sent by certified mail to this Agreement at the following addresses:

OWNER:
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AGENT:
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SECTION 2101 EXECUTION OF AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

AGENT: The Forsythe Group, Inc.        OWNER: Biltmore Group of Louisianan LLC
      ------------------------               ---------------------------------

BY:                                    By:
   ---------------------------            ------------------------------------
   Agent                                  President

                                       AND

                                       By: Joanne M Caldwell-Bayles
                                          ------------------------------------
                                          Owner


                                          ------------------------------------

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